UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Amana Mutual Funds Trust
(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

300 N. State St., Bellingham, WA 98225
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification Number
Shares of Beneficial Interest, $0.001 par value per share, of:	The Nasdaq Stock Market LLC
Amana Equity Income ETF		41-5336192
Amana Growth ETF		41-5294009
Amana Developing World ETF		41-5370368

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  002-96924

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:  Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.001 par value per share, of the Amana Equity Income ETF, Amana Growth ETF, and Amana Developing World ETF, each a series of Amana Mutual Funds Trust (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 68 to the Registration Statement on Form N-1A (Commission File No. 002-96924; 811-04276), filed on June 5, 2026, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2:  Exhibits.

The Trust’s Certificate of Trust is filed herewith.

The Amended and Restated Trust Instrument of the Trust is included as Exhibit (a)(3) to the Trust’s Post Effective Amendment No. 68 (File No. 002-96924; 811-04276), as filed with the Securities and Exchange Commission on June 5, 2026.

The Trust’s By-Laws is included as Exhibit (b) to the Trust’s Post Effective Amendment No. 33 (File No. 002-96924; 811-04276), as filed with the Securities and Exchange Commission on March 29, 2013.

The Amendment to the Trust’s By-Laws is included as Exhibit (b)(2) to the Trust’s Post Effective Amendment No. 68 (File No. 002-96924; 811-04276), as filed with the Securities and Exchange Commission on June 5, 2026.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Amana Mutual Funds Trust Date: June 22, 2026 By: /s/ Jane K. Carten Name: Jane K. Carten Title: President